UNITED STATESSECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest reported) January 8, 2007

CAPITAL SOLUTIONS I, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-9879 (Commission File Number)	13-2648442 (IRS Employer Identification No.)

ONE N.E. FIRST AVENUE, SUITE 306, OCALA FLORIDA, 34470
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 554-3652

________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(A) - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Due to certain errors in the accounting for the forgiveness of a debt by a related party, we have restated the previously issued financial statements for the year ended May 31, 2006.

On January 8, 2007, we concluded that the previously issued financial statements for the year end May 31, 2006 contained in the annual report should not be relied upon because the Company determined that a reclassification of a related party debt forgiveness transaction was required.

This error resulted in the overstatement of income as the forgiveness of a debt by a related party was recorded as other income rather than a capital transaction. However, the overall financial condition of the Company remained unchanged as a result of the re-classification of the transaction to a capital transaction.

As a result of the restatement, the financial statements were revised to reflect the debt forgiveness in the amount of $80,116 as a capital transaction rather than as other income.

Our Board of Directors has discussed the matters disclosed pursuant to this Item 4.02(a) in this Current Report on Form 8-K with Bagell, Josephs, Levine & Company, L.L.C., our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007	CAPITAL SOLUTIONS I, INC. By: /s/Christopher Astrom Name: Christopher Astrom Title: CEO, CFO